CONTACT:
John P. Salvador
Director, Investor Relations
NTN Communications, Inc.
(888) 752-9686 x 1180
John.Salvador@ntn.com


                    NTN COMMUNICATIONS announces 2003 results

     o The Company reports 16.2% increase in fourth quarter revenues; annual revenues up by 15.1%

     o NTN Hospitality Technologies records second consecutive profitable year

     o The Company acquires the operations of its Canadian licensee in December 2003

CARLSBAD, CA, March 15, 2003 -- NTN Communications, Inc. (AMEX: NTN), a leader in interactive communications and entertainment products for the home and for the hospitality industry, today announced results for the year and fourth quarter ended December 31, 2003. NTN will host a live webcast and conference call today to discuss the results at 11:00 am EST (see conference call details below).

"Without a doubt, 2003 was a year of substantial advancement on several levels for our Company," commented Stanley Kinsey, Chairman and CEO of NTN Communications, Inc. "Our two businesses once again delivered or exceeded expectations, achieving key milestones as they continued to expand their presence in both the hospitality and cable industries. In addition, through our recent stock offering, we have strengthened our balance sheet to enable us to continue to deliver on our goals of further penetrating the hospitality industry and becoming a key interactive channel on digital cable.

"In 2003, our NTN Hospitality Technologies division brought exciting new products to market and gained market share in existing businesses. Our NTN Wireless group achieved significant growth as its revenues grew to $4.7 million in 2003 compared to $2.4 million in 2002. We began integrating a new suite of high-demand products through the creation, in August, of NTN Software Solutions. In December, we expanded our control of the North American market through the acquisition of NTN Interactive Network, our Canadian licensee. Our recent introduction of a new video-intensive game channel, NTN BLAST, is allowing us to position our NTN interactive Television Network to have even broader market appeal. NTN BLAST is made possible by our ongoing VSAT broadband deployment, which was 23% completed at year end.

"Our Buzztime Entertainment, Inc., subsidiary also achieved important targets in 2003 as it gained the attention of the two largest cable operators. In addition to our May launch with Time Warner Cable, we late in the year started a technical trial of the Buzztime Trivia Channel with Comcast's digital cable customers in Maryland's Harford and Howard counties. Buzztime also signed an agreement with Echostar to deliver Buzztime's pay-to-play trivia game to all of Echostar's subscribers at an upcoming launch date. During 2004, our goal with Buzztime is to achieve broader distribution of the Buzztime Channel via additional agreements with the major cable operators.

"Though fourth quarter and year-end results are lower than last year, they were expected due to the deployment of our VSAT network, the increased expenditures in our Buzztime subsidiary, and the continued integration of a new line of products from the Breakaway acquisition. Our core offering, the NTN iTV Network, had stronger results than last year, and we believe we are strongly positioned for growth in all businesses."

Financial Results

Fourth Quarter Results

For the fourth quarter ended December 31, 2003, NTN reported a consolidated net loss of $892,000, or $(0.02) per common share, which was a $456,000 increase over the net loss of $436,000, or $(0.01) per common share in the fourth quarter of 2002. The $892,000 net loss represented the combination of $97,000 in net income from the NTN Hospitality Technologies division and a net loss of $989,000 from Buzztime (all amounts include the effect of intercompany eliminations).

NTN posted a 16.2% improvement in its consolidated revenues for the fourth quarter 2003, increasing to $8.18 million compared to revenues of $7.04 million for the fourth quarter of 2002.

NTN posted consolidated earnings before interest, taxes, depreciation and amortization (EBITDA), a measurement not recognized under generally accepted accounting principles (GAAP), of $35,000 in the fourth quarter of 2003 compared to EBITDA of $892,000 in the fourth quarter of 2002, a decrease of $857,000. The reduction was primarily due to the impact of approximately $140,000 in net operating expenses related to the ongoing conversion to the new two-way VSAT satellite technology, $143,000 in increased negative EBITDA by Buzztime due to its increased efforts to secure deployment of the Buzztime channel and to losses incurred during the integration phase of the new Software Solutions (formerly known as Breakaway International) and NTN Canada segments. This was the tenth consecutive quarter of positive EBITDA generated by NTN. A detailed schedule reconciling net income and loss to EBITDA is included in the supplemental tables below.

The NTN Hospitality Technologies division's net income of $97,000 in the fourth quarter of 2003 represented a decrease of $374,000 from net income of $471,000 in the fourth quarter of 2002. The division posted EBITDA of $899,000 in the fourth quarter of 2003 versus $1.61 million in the fourth quarter of 2002. These results for net income and EBITDA were achieved despite the impact of beginning the process of conversion to the new two-way VSAT satellite technology and of the losses incurred during the integration phase of the new Software Solutions segment. Revenues for the division increased by $1.14 million, or 16.3%, to $8.16 million for the fourth quarter of 2003, compared to revenues of $7.02 million for the same period of 2002. The revenue growth was due primarily to increases in the NTN Wireless segment and the new Software Solutions segment. Net Income from the division's core NTN iTV Network segment increased during the quarter even after absorbing the VSAT-related expenses.

Buzztime reported revenue of $24,000 in the fourth quarter of 2003 compared to $22,000 in the fourth quarter of 2002. The revenue for the quarter included license fees received from Susquehanna Communications for the two systems which receive the Buzztime channel. The net loss for Buzztime was $989,000 in the fourth quarter of 2003, an increase of $82,000, or 9.0%, from the net loss of $907,000 in the fourth quarter of 2002. Over the past year, Buzztime has increased its expenses relating to selling, marketing and technical service efforts to secure deployment of the Buzztime channel.

2003 Results

Consolidated net loss for 2003 was $2.71 million, or $(0.06) per common share, a $522,000 increase over the net loss of $2.19 million, or $(0.06) per common share, in 2002. The $2.71 million loss represented the combination of $1.04 million in net income from the NTN Hospitality Technologies division and a net loss of $3.75 million from Buzztime.

For 2003, consolidated revenues were $29.49 million compared to revenues of $25.61 million for 2002, an increase of $3.88 million, or 15.2%.

NTN posted consolidated EBITDA of $1.47 million in 2003 compared to EBITDA of $3.28 million in 2002, a decrease of $1.82 million. Approximately $598,000 of this reduction was due to an increase in the negative EBITDA incurred by Buzztime in 2003 largely relating to increased efforts to secure deployment of the Buzztime channel. The Hospitality Technology division's EBITDA decreased by approximately $1.2 million, of which $400,000 related to the integration phase and operating losses of the new Software Solutions unit and the remainder from a decreased EBITDA of the core iTV Network segment, primarily due to expenses related to the beginning of the rollout of the two-way VSAT satellite technology.

The NTN Hospitality Technologies division's net income of $1.04 million in 2003 represented a decrease of $110,000 over net income of $1.15 million in 2002. The division posted EBITDA of $4.68 million in 2003 versus $5.89 million in 2002. Revenues for the segment increased by $3.81 million, or 15.0%, to $29.29 million for 2003, compared to revenues of $25.48 million for 2002. The growth in revenues was primarily due to the contributions by the NTN Wireless segment and by the new Software Solutions segment.

Buzztime reported revenue of $196,000 in 2003 compared to $128,000 in 2002. The net loss for Buzztime was $3.75 million in 2003, an increase of $410,000, or 12.1%, over a net loss of $3.34 million in 2002. Over the past year, Buzztime has increased its expenses relating to efforts to secure deployment of the Buzztime channel.

Conference Call

NTN will provide a live webcast of its conference call today at 11:00 a.m., E.S.T., pertaining to the matters addressed in this press release, including NTN's financial results for the fourth quarter of 2003, at www.ntn.com, or by dialing (877) 271-4183 (US only). International callers please dial (706) 643-3590. There is no pass code required for this call. If you are unable to participate during the live webcast, the call will be archived on NTN's web site www.ntn.com for not less than 30 days following the call. A replay of the conference call will also be available from March 15, 2004 at 12:00 p.m. EST through March 23, 2004 at 12:00 a.m. EST by dialing (800) 642-1687, reservation # 6076542 (US only) or (706) 645-9291 (international).

About NTN Communications,  Inc.
Based in Carlsbad, CA, NTN Communications, Inc. is the parent corporation of the NTN Hospitality Technologies segment and Buzztime Entertainment, Inc., a subsidiary. The NTN Hospitality Technologies segment, which focuses on the out-of-home hospitality industries, is comprised of the NTN interactive television (iTV) Network, NTN Wireless Communications, Inc., and NTN Software Solutions, Inc. The iTV Network is the largest out of home interactive entertainment network in the world and provides a promotional service to our hospitality customers. Through NTN's digital interactive technology, the NTN iTV Network delivers entertainment and sports programming engaging more than 1.7 million players and reaching more than 6 million unique customers each month in approximately 3,500 North American hospitality locations such as Applebee's, Bennigan's, Buffalo Wild Wings, Damon's Grill, TGIFriday's, and others. NTN Wireless(TM) manufactures, sells, and repairs paging equipment to over 2,800 restaurants, as well as providing on site messaging solutions for hospitals, church and synagogue nurseries, salons, business offices and retail establishments. NTN Software Solutions includes the gift and loyalty card program along with Vision(TM), a POS management system, and Enterprise(TM), an Internet communications management solution. NTN Hospitality Technologies provides services to leading restaurants such as The Cheesecake Factory, Darden Restaurants, Domino's Pizza, Gaylord Entertainment, Logan's Roadhouse, MGM MIRAGE, O'Charley's, and more. Buzztime Entertainment, Inc. produces Buzztime(R), the interactive trivia channel, and live sports prediction games such as QB1(R) from its live interactive broadcast studio. Buzztime's partners include: Scientific-Atlanta, Inc., Liberate Technologies, Media General, Inc., Airborne Entertainment and Bell Canada and the National Football League.

This release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to future expansion in the hospitality and cable industries, the Company's cash position with respect to achieving future goals, introduction of new products and new markets, VSAT deployment, introduction of NTN Blast, national agreement with MSO, and expansion of Buzztime into new regions, all of which are subject to risks and uncertainties including the risks of changing economic conditions, product demand and market acceptance, and the impact of competitive products and pricing. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of NTN's Form
10-K for the year ended December 31, 2002 and the Company's Prospectus Supplement dated January 27, 2004 to the registration statement on Form S-3, which are on file with the Securities and Exchange Commission. NTN does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.


       For additional free information on NTN Communications at no charge, please call 1-800-PRO-INFO and enter ticker symbol NTN

                              -- Tables to Follow -

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                           December 31, 2003 and 2002

                Assets                                                      2003                   2002
                                                                      ----------------        ---------------
Current Assets:
   Cash and cash equivalents                                          $     2,503,000         $       577,000
   Restricted cash                                                                -                   102,000
   Accounts receivable - trade, net of allowance for doubtful
    accounts of $811,000 in 2003 and $437,000 in 2002                       2,324,000               2,013,000
   Inventory                                                                  404,000                 241,000
   Investments available-for-sale                                             189,000                 178,000
   Deposits on broadcast equipment                                             34,000                     -
   Deferred costs                                                             493,000                 492,000
   Prepaid expenses and other current assets                                  757,000                 581,000
                                                                      ---------------         ---------------
               Total current assets                                         6,704,000               4,184,000

Broadcast equipment and fixed assets, net                                   4,398,000               5,141,000
Software development costs, net of accumulated amortization
  of $743,000 in 2003 and $405,000 in 2002                                  1,594,000                 591,000
Deferred Costs                                                                505,000                 370,000
Goodwill                                                                    3,490,000                 231,000
Other assets                                                                3,939,000                 325,000
                                                                      ---------------         ---------------
                    Total assets                                      $    20,630,000         $    10,842,000
                                                                      ===============         ===============

               Liabilities and Shareholders' Equity

Current Liabilities:
      Accounts payable                                                $       612,000         $       657,000
      Accrued expenses                                                      3,393,000               1,461,000
      Income taxes payable                                                     39,000                  30,000
      Obligations under capital leases                                        165,000                 184,000
      Deferred revenue                                                      1,478,000               1,199,000
      Deferred revenue-Buzztime                                               206,000                     -
      Equipment note payable                                                   46,000                     -
      Revolving line of credit                                                    -                    89,000
                                                                      ---------------         ---------------
                    Total current liabilities                               5,939,000               3,620,000

Obligations under capital leases, excluding current portion                   181,000                 199,000
Revolving line of credit                                                    1,000,000               2,250,000
8% senior convertible notes                                                       -                 1,997,000
Deferred revenue                                                              262,000                 653,000
Equipment note payable                                                        184,000                     -
                                                                      ---------------         ---------------
                    Total liabilities
                                                                            7,566,000               8,719,000
                                                                      ---------------         ---------------
Minority interest in consolidated subsidiary                                      -                   643,000
                                                                      ----------------        ---------------

Shareholders' equity:
  Series A 10% cumulative convertible preferred stock, $.005 par value,
     5,000,000 shares authorized; 161,000 shares issued and outstanding at
     December 31, 2003 and December 31, 2002                                    1,000                   1,000
  Common stock, $.005 par value, 84,000,000 shares authorized;
     48,623,000 and 39,381,000 shares issued and outstanding
       at December 31, 2003 and December 31, 2002, respectively               242,000                 196,000
  Additional paid-in capital                                               95,239,000              81,211,000
  Accumulated deficit                                                     (81,790,000)            (79,079,000)
  Accumulated other comprehensive loss                                       (628,000)               (639,000)
  Treasury stock, at cost, 0 and 91,000 shares at December 31, 2003 and
     December 31, 2002, respectively                                              -                  (210,000)
                                                                      ---------------         ---------------
                   Total shareholders' equity                              13,064,000               1,480,000
                                                                      ---------------         ---------------
                   Total liabilities and shareholders' equity         $    20,630,000         $    10,842,000
                                                                      ===============         ===============

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

                      Consolidated Statements of Operations

                                                         Three Months Ended December 31,                Year Ended December 31,
                                                        ---------------------------------          ---------------------------------
                                                             2003                2002                   2003               2002
Revenues:                                               --------------     --------------          ---------------   ---------------
      Network revenues                                  $    8,148,000     $    7,007,000          $   29,275,000    $   25,465,000
      BUZZTIME service revenues                                 24,000             22,000                 196,000           128,000
      Other revenues                                            10,000             10,000                  18,000            17,000
                                                        --------------      --------------         ---------------   ---------------
             Total revenues                                  8,182,000          7,039,000              29,489,000        25,610,000
                                                        --------------      --------------         ---------------   ---------------
Operating expenses:
      Direct operating costs                                 2,837,000          2,310,000              11,146,000         9,718,000
      Selling, general and administrative                    5,683,000          4,569,000              18,632,000        15,640,000
      Litigation, legal and professional fees                  219,000            153,000                 831,000           540,000
      Depreciation and amortization                            189,000            360,000               1,097,000         1,555,000
      Research and development                                  85,000              1,000                 329,000            12,000
                                                        --------------      --------------         ---------------   ---------------
             Total operating expenses                        9,013,000          7,393,000              32,035,000        27,465,000
                                                        --------------      --------------         ---------------   ---------------
Operating loss                                                (831,000)          (354,000)             (2,546,000)       (1,855,000)
                                                        --------------      --------------         ---------------   ---------------
Other income (expense):
      Interest income                                            1,000                -                     5,000             6,000
      Interest expense                                         (38,000)          (132,000)               (238,000)         (511,000)
      Other                                                        -                  -                   105,000               -
                                                        --------------      --------------         ---------------   ---------------
             Total other income (expense)
                                                               (37,000)          (132,000)               (128,000)         (505,000)
                                                        --------------      --------------         ---------------   ---------------
Net loss before income taxes & minority interest              (868,000)          (486,000)             (2,674,000)       (2,360,000)
Provision for income taxes                                     (24,000)            (7,000)                (47,000)          (41,000)
                                                        --------------      -------------           ---------------  ---------------
Loss before minority interest in consolidated subsidiary      (892,000)          (493,000)             (2,721,000)       (2,401,000)
Minority interest in loss of consolidated subsidiary               -               57,000                  10,000           212,000
                                                        --------------      -------------          ---------------   ---------------
          Net loss                                      $     (892,000)     $    (436,000)         $   (2,711,000)   $   (2,189,000)
                                                        ==============      ==============         ===============   ===============
Net loss per common share - basic and diluted
      Net loss per share                                $        (0.02)     $       (0.01)         $        (0.06)   $        (0.06)
                                                        ==============      ==============         ===============   ===============
Weighted average shares outstanding - basic and             47,954,000         39,325,000              45,446,000        39,081,000
diluted                                                 ==============      ==============         ===============   ===============

EBITDA Reconciliation:
Net loss                                                $     (892,000)     $    (436,000)         $   (2,711,000)   $   (2,189,000)
add back:
   Interest expense, net                                        37,000            132,000                 233,000           505,000
   Provision for income taxes                                   24,000              7,000                  47,000            41,000
   Depreciation and amortization                               866,000          1,189,000               3,897,000         4,925,000
                                                        --------------      --------------         ---------------   ---------------
EBITDA                                                  $       35,000      $     892,000          $    1,466,000    $    3,282,000
                                                        ==============      ==============         ===============   ===============

EBITDA (earnings before interest, taxes, depreciation and amortization) is not intended to represent a measure of performance in accordance with generally accepted accounting principles ("GAAP"). EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring the Company's operating performance.

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

                      Statements of Operations by Business

For the purposes of this presentation, Hospiality Technologies division information includes certain "Other Revenues," which are not material.

                                                         For the Three Months Ended December 31, 2003
                                                       -------------------------------------------------
                                                         Hospitality
                                                        Technologies        Buzztime          Total
                                                       ---------------  ---------------  ---------------
Revenues                                               $    8,158,000   $       24,000   $    8,182,000
Operating Expenses                                          8,000,000        1,013,000        9,013,000
                                                        --------------  --------------   ---------------
Operating income (loss)                                       158,000         (989,000)        (831,000)
Other income (expense)                                        (37,000)             -            (37,000)
                                                       ---------------  ---------------  ---------------
Income (loss) before income tax                               121,000         (989,000)        (868,000)
Provision for income taxes                                    (24,000)             -            (24,000)
                                                       ---------------  ---------------  ---------------
Net income (loss)                                      $       97,000   $     (989,000)  $     (892,000)
                                                       ===============  ===============  ===============
EBITDA Calculation:
Net income (loss)                                      $       97,000   $     (989,000)  $     (892,000)
less:
  Interest expense, net                                        37,000              -             37,000
  Provision for income taxes                                   24,000              -             24,000
  Depreciation & amortization                                 741,000          125,000          866,000
                                                       ---------------  ---------------  ---------------
EBITDA                                                 $      899,000   $     (864,000)  $       35,000
                                                       ===============  ===============  ===============


                                                          For the Three Months Ended December 31, 2002
                                                       -------------------------------------------------
                                                         Hospitality
                                                        Technologies        Buzztime          Total
                                                       ---------------  ---------------  ---------------
Revenues                                               $    7,017,000   $       22,000   $    7,039,000
Operating expenses                                          6,407,000          986,000        7,393,000
                                                       ---------------  ---------------  ---------------
Operating income (loss)                                       610,000         (964,000)        (354,000)
Other income (expense)                                       (132,000)             -           (132,000)
                                                       ---------------  ---------------  ---------------
Income (loss) before income tax & minority interest           478,000         (964,000)        (486,000)
Provision for income taxes                                     (7,000)             -             (7,000)
                                                       ---------------  ---------------  ---------------
Net income (loss) before minority interest                    471,000         (964,000)        (493,000)
Minority interest                                                 -             57,000           57,000
                                                       ---------------  ---------------  ---------------
Net income (loss)                                      $      471,000   $     (907,000)  $     (436,000)
                                                       ===============  ===============  ===============

EBITDA Calculation:
Net income (loss)                                      $      471,000   $     (907,000)  $     (436,000)
less:
  Interest expense, net                                       132,000              -            132,000
  Provision for income taxes                                    7,000              -              7,000
  Depreciation & amortization                               1,003,000          186,000        1,189,000
                                                       ---------------  ---------------  ---------------
EBITDA                                                 $    1,613,000   $     (721,000)  $      892,000
                                                       ===============  ===============  ===============

EBITDA (earnings before interest, taxes, depreciation and amortization) is not intended to represent a measure of performance in accordance with generally accepted accounting principles ("GAAP"). EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring the Company's operating performance.

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

                      Statements of Operations by Business

For the purposes of this presentation, Hospitality Technologies division information includes certain "Other Revenues," which are not material.

                                                             For the Year Ended December 31, 2003
                                                       -------------------------------------------------
                                                         Hospitality
                                                        Technologies        Buzztime          Total
                                                       ---------------  ---------------  ---------------
Revenues                                               $   29,293,000   $      196,000   $   29,489,000
Operating expenses                                         28,082,000        3,953,000       32,035,000
                                                       ---------------  ---------------  ---------------
Operating income (loss)                                     1,211,000       (3,757,000)      (2,546,000)
Other income (expense)                                       (128,000)             -           (128,000)
                                                       ---------------  ---------------  ---------------
Income (loss) before income tax & minority interest         1,083,000       (3,757,000)      (2,674,000)
Provision for income taxes                                    (47,000)             -            (47,000)
                                                       ---------------  ---------------  ---------------
Net income (loss) before minority interest                  1,036,000       (3,757,000)      (2,721,000)
Minority interest                                                 -             10,000           10,000
                                                       ---------------  ---------------  ---------------
Net income (loss)                                      $    1,036,000   $   (3,747,000)  $   (2,711,000)
                                                       ===============  ===============  ===============
EBITDA Calculation:
Net income (loss)                                      $    1,036,000   $   (3,747,000)  $   (2,711,000)
less:
  Interest expense, net                                       233,000              -            233,000
  Provision for income taxes                                   47,000              -             47,000
  Depreciation & amortization                               3,359,000          538,000        3,897,000
                                                       ---------------  ---------------  ---------------
EBITDA                                                 $    4,675,000   $   (3,209,000)  $    1,466,000
                                                       ===============  ===============  ===============

                                                                For Year Ended December 31, 2002
                                                       -------------------------------------------------
                                                         Hospitality
                                                        Technologies       Buzztime           Total
                                                       ---------------  ---------------  ---------------
Revenues                                               $   25,482,000   $      128,000   $   25,610,000
Operating expenses                                         23,783,000        3,682,000       27,465,000
                                                       ---------------  ---------------  ---------------
Operating income (loss)                                     1,699,000       (3,554,000)      (1,855,000)
Other income (expense)                                       (505,000)             -           (505,000)
                                                       ---------------  ---------------  ---------------
Income (loss) before income tax & minority interest         1,194,000       (3,554,000)      (2,360,000)
Provision for income taxes                                    (41,000)             -            (41,000)
                                                       ---------------  ---------------  ---------------
Net income (loss) before minority interest                  1,153,000       (3,554,000)      (2,401,000)
Minority interest                                                 -            212,000          212,000
                                                       ---------------  ---------------  ---------------
Net income (loss)                                      $    1,153,000   $   (3,342,000)  $   (2,189,000)
                                                       ===============  ===============  ===============
EBITDA Calculation:
Net income (loss)                                      $    1,153,000   $   (3,342,000)  $   (2,189,000)
less:
  Interest expense, net                                       505,000              -            505,000
  Provision for income taxes                                   41,000              -             41,000
  Depreciation & amortization                               4,194,000          731,000        4,925,000
                                                       ---------------  ---------------  ---------------
EBITDA                                                 $    5,893,000   $   (2,611,000)  $    3,282,000
                                                       ===============  ===============  ===============

EBITDA (earnings before interest, taxes, depreciation and amortization) is not intended to represent a measure of performance in accordance with generally accepted accounting principles ("GAAP"). EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring the Company's operating performance.

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